UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2012
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Seven Arts Entertainment Inc.
(Exact name of registrant as specified in its charter)
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Nevada	001-34250	45-3138068
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8439 Sunset Boulevard, 4th Floor, West Hollywood, CA 90069
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 323 372 3080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As of the information contained in our last periodic report, we had 96,793,011 shares of our common stock issued and outstanding. Since then and through the date of this Current Report, we have issued the following unregistered securities, the descriptions of which do not reflect our 1-for-70 common stock reverse split that was effective immediately after the close of the markets on August 31, 2012:

On June 22, 2012, we sold and issued 25,000,000 shares of our common stock to our chief executive officer.  The per-share issuance price was $0.0775, which was above market price as of such date, was paid through an exchange of historic debt that was owed to our chief executive officer, and is subject to a potential increase in such issuance price by our independent directors.  We relied on the exemption from registration provided pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Management believed that such exemption was available because no advertising or general solicitation was employed in offering the debt securities and the offering and sale thereof were made solely to our chief executive officer.

On June 27, 2012, we sold and issued 5,000,000 restricted shares of our common stock to one investor as a $150,000 fee in connection with a loan transaction between us and the investor.  We relied on the exemption from registration provided pursuant to Section 4(2) of the Securities Act.  Management believed that such exemption was available because (i) no advertising or general solicitation was employed in offering the debt securities, (ii) the offering and sale thereof were made solely to a limited number of persons, and (iii) transfer of the shares was restricted in accordance with the requirements of such Act.

Between July 19, 2012, and August 14, 2012, we sold and issued an aggregate of 18,719,534 shares of our common stock to three persons in connection with their conversion of an aggregate of $400,000 of our debt at an average conversion price of $0.021 per share at prices ranging from $0.02 to $0.03.  We relied on the exemption from registration provided pursuant to Section 4(2) of the Securities Act.  Management believed that such exemption was available because (i) no advertising or general solicitation was employed in offering the debt securities, (ii) the offering and sale thereof were made solely to a limited number of accredited investors, and (iii) transfer of the shares was restricted in accordance with the requirements of such Act.  More than six months passed between the issuance of the converted debt and the conversion into ordinary shares.  Further and in accordance therewith, any resale of such shares would have been exempt from the registration of such Act pursuant to the exemption provided by Rule 144.

Between July 12, 2012, and August 16, 2012, we sold and issued an aggregate of 21,403,033 shares of our common stock to three persons in connection with their conversion of an aggregate of $503,405 of our overhead and film asset debt at an average conversion price of $0.024 per share at prices ranging from $0.02 to $0.04.  We relied on the exemption from registration provided pursuant to Section 4(2) of the Securities Act.  Management believed that such exemption was available because (i) no advertising or general solicitation was employed in offering the debt securities, (ii) the offering and sale thereof were made solely to a limited number of accredited investors, and (iii) transfer of the shares was restricted in accordance with the requirements of such Act.  More than six months passed between the issuance of the converted debt and the conversion into ordinary shares.  Further and in accordance therewith, any resale of such shares would have been exempt from the registration of such Act pursuant to the exemption provided by Rule 144.

On August 9, 2012, we sold and issued 600,000 restricted shares of our common stock to one investor at $0.50 per share.  We relied on the exemption from registration provided pursuant to Section 4(2) of the Securities Act.  Management believed that such exemption was available because (i) no advertising or general solicitation was employed in offering the debt securities, (ii) the offering and sale thereof were made solely to a limited number of persons, and (iii) transfer of the shares was restricted in accordance with the requirements of such Act.

Between August 9, 2012, and August 16, 2012, we sold and issued an aggregate of 466,667 restricted shares of our common stock to two consultants for services rendered totalling $14,000 at an average price of $0.03 per share.  We relied on the exemption from registration provided pursuant to Section 4(2) of the Securities Act.  Management believed that such exemption was available because (i) no advertising or general solicitation was employed in offering the debt securities, (ii) the offering and sale thereof were made solely to a limited number of persons, and (iii) transfer of the shares was restricted in accordance with the requirements of such Act.

Section 8 - Other Events

Item 8.01 Other Events

On August 31, 2012, we announced a 1-for-70 reverse split of our common stock effective as of 4:01p.m. EDT and that our new CUSIP number is 81783N 201.  By virtue of the reverse split, every seventy shares of our outstanding common stock were combined and converted into one share of new common stock with resulting fractional shares rounded up to the next whole share.  We also announced that we will proportionately reduce the number of our authorized shares of common stock.  A copy of the related press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1  Press Release dated August 31, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Seven Arts Entertainment Inc.

September 6, 2012	By:	/s/ Peter Hoffman
Peter Hoffman
Chief Executive Officer

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